Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

HUTURE GROUP LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	457(f)(1)	3,565,551	(2)	$12.04	(3)	$42,929,836.04	0.0001531	$6,572.56
	Equity	Class A Ordinary Shares, par value $0.0001 per share	457(f)(1)	68,133	(4)	$12.04	(3)	$820,321.32	0.0001531	$125.59
	Equity	Class A Ordinary Shares, par value $0.0001 per share	457(g)	117,010	(5)	$12.04	(6)	$1,408,800.40	0.0001531	$215.69
	Equity	Class A Ordinary Shares, par value $0.0001 per share	457(f)(2)	93,081,000	(7)	$0.0033	(8)	$310,270.00	0.0001531	$47.50
	Equity	Class A Ordinary Shares, par value $0.0001 per share	457(f)(2)	16,919,000	(9)	$0.0033	(8)	$56,396.67	0.0001531	$8.63
	Equity	Class A Ordinary Shares, par value $0.0001 per share	457(f)(1)	1,500,000	(10)	$12.04	(3)	$18,060,000.00	0.0001531	$2,764.99
	Other	Unit Purchase Option (11)	457(g)	1		-	(12)	-	0.0001531	-	(12)
		Total Offering Amounts						$63,585,624.43	0.0001531	$9,734.96
		Total Fees Previously Paid								$0
		Total Fee Offsets								$0
		Net Fee Due								$9,734.96

(1)	Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents 3,565,551 PubCo Class A Ordinary Shares issuable in exchange for all outstanding shares of SPAC Common Stock in connection with the SPAC Merger on a one-for-one basis, assuming no redemption by SPAC Public Stockholders, including (1) 805,352 PubCo Class A Ordinary Shares issuable in exchange for shares of SPAC Common Stock owned by SPAC Public Stockholders; (2) 1,623,060 PubCo Class A Ordinary Shares issuable in exchange for shares of SPAC Common Stock owned by certain of Aquaron’s Insiders, including 268,765 PubCo Class A Ordinary Shares issuable in exchange for shares of SPAC Common Stock owned by the Sponsor; (3) 1,083,436 PubCo Class A Ordinary Shares issuable in exchange for SPAC Common Stock underlying 5,417,180 SPAC Rights held by SPAC Public Stockholders; and (4) 53,753 PubCo Ordinary Shares issuable in exchange for SPAC Common Stock underlying 268,765 SPAC Rights held by the Sponsor.
(3)	Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of the Plutonian Common Stock on the Nasdaq Capital Market as of Jan 7, 2025, within 5 business days prior to the date of filing of this registration statement.
(4)	Represents 68,133 PubCo Class A Ordinary Shares issuable in exchange for SPAC Common Stock issuable to Chardan and or its designees upon the Closing as deferred underwriting Commission on a one for one basis, including (1) 3,128 PubCo Class A Ordinary Shares issuable to Chardan and/or its designees in exchange for the 3,128 shares of SPAC Common Stock to be issued to Chardan and/or its designees upon the Closing as deferred underwriting commission; (2) 54,171 PubCo Class A Ordinary Shares issuable to Chardan and/or its designees in exchange for the SPAC Common Stock underlying the 54,171 SPAC Private Units to be issued to Chardan and/or its designees upon the Closing as deferred underwriting commission; (3) 10,834 PubCo Class A Ordinary Shares issuable to Chardan and/or its designees in exchange for the SPAC Common Stock issuable in respect of the rights underlying the 54,171 SPAC Private Units (as defined below) to be issued to Chardan and/or its designees upon the Closing as deferred underwriting commission.

(5)	Represents 117,010 PubCo Class A Ordinary Shares included in the Units underlying the PubCo UPO issuable in exchange for the SPAC UPO in connection with the SPAC Merger on a one-for-one basis, including (1) 97,509 PubCo Class A Ordinary Shares included in units underlying the PubCo UPO; (2)19,501 PubCo Class A Ordinary Shares issuable in respect of rights included in Units underlying PubCo UPO.
(6)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act. Based on the offering price of securities of the same class included in the registration statement.
(7)	Represents 93,081,000 PubCo Class A Ordinary Shares issuable to the Holdco Shareholders in exchange for all outstanding Holdco Class A Ordinary Shares in connection with the Initial Merger on a one-for-one basis, including (1) 83,081,000 PubCo Class A Ordinary Shares issuable to the Holdco Shareholders in connection with the Mergers; and (2) 10,000,000 PubCo Class A Ordinary Shares representing the maximum potential number of Earn-out Shares issuable to the Holdco Shareholders upon the occurrences of the Earn-out Events.
(8)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. HoldCo is a private company, no market exists for its securities, and it has an accumulated deficit of 8,168,824 as of December 31, 2023. Therefore, the proposed maximum aggregate offering price is one-third of the latest book value of the securities expected to be exchanged in the Business Combination.
(9)	Represents 16,919,000 PubCo Class B Ordinary Shares issuable to the Holdco Shareholders in exchange for all outstanding Holdco Class B Ordinary Shares in connection with the Initial Merger on a one-for-one basis.
(10)	Represents 1,500,000 PubCo Class A Ordinary Shares to be issued to Arbor Lake as financial advisor to Aquaron upon Closing of the Mergers as compensation.
(11)	Represents one PubCo UPO issuable to Chardan and/or its designees in exchange for the SPAC UPO in connection with the SPAC Merger on a one-for-one basis.
(12)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.